UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 14, 2026

OCUGEN, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36751	04-3522315
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Great Valley Parkway Malvern, Pennsylvania	19355
(Address of principal executive offices)	(Zip Code)

(484) 328-4701

Registrant’s telephone number, including area code:

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	OCGN	The Nasdaq Stock Market LLC (The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported, on May 7, 2026, Ocugen, Inc. (the “Company”) completed the closing under its previously announced private offering (the “offering”) of $115.0 million aggregate principal amount of 6.75% Convertible Senior Notes due 2034 (the “notes”). The notes were issued pursuant to an indenture, dated May 7, 2026 (the “Indenture”), between the Company and U.S. Bank Trust Company, National Association, as trustee.

On May 14, 2026, the Company issued an additional $15.0 million aggregate principal amount of notes (the “additional notes”) pursuant to the exercise in full of the over-allotment option granted by the Company to the initial purchaser in the offering. The additional notes were issued under the Indenture and may not be converted prior to the earlier of (i) May 15, 2027 and (ii) the “reserved share effective date” (as defined in the Indenture). Upon conversion, the Company will pay or deliver, as the case may be, cash, shares of the Company’s common stock, par value $0.01 per share (the “common stock”), or a combination of cash and shares of common stock, at the Company’s election, in the manner and subject to the terms and conditions provided in the Indenture, and, in the case of shares of common stock, subject to certain limitations; provided that unless and until the reserved share effective date occurs, the Company will settle conversion of notes solely with cash. Certain terms of the Indenture and the notes are described in Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 7, 2026 (the “Prior 8-K”), which descriptions are incorporated herein by reference.

The foregoing description of the Indenture and of the notes does not purport to be complete and is qualified in its entirety by reference to the complete text of the Indenture and the form of note attached thereto, which was filed as an exhibit to the Prior 8-K and is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

The Company offered and sold the additional notes to the initial purchaser in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and for resale by the initial purchaser to persons reasonably believed to be qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchaser in the purchase agreement dated May 4, 2026 by and among the Company and the initial purchaser.

The additional notes and the shares of common stock issuable upon conversion of the additional notes, if any, have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

To the extent that any shares of common stock are issued upon conversion of the additional notes, they will be issued in transactions anticipated to be exempt from registration under the Securities Act by virtue of Section 3(a)(9) thereof because no commission or other remuneration is expected to be paid in connection with conversion of the notes and any resulting issuance of shares of common stock. A maximum of 8,108,108 shares of common stock may be issued upon conversion of the additional notes based on the maximum conversion rate of 540.5405 shares of common stock per $1,000 principal amount of the additional notes, subject to adjustment as set forth in the Indenture.

Item 7.01 Regulation FD Disclosure.

On May 14, 2026, the Company issued a press release announcing the closing of the offering and the issuance of the additional notes. A copy of the press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this Item 7.01 and Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor will such information be deemed incorporated by reference in any filing under the Securities Act, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of May 7, 2026, between Ocugen, Inc. and U.S. Bank Trust Company, National Association (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed on May 7, 2026 and incorporated herein by reference).

4.2	Form of 6.75% Convertible Senior Notes due 2034 (filed as Exhibit A to Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed on May 7, 2026 and incorporated herein by reference).

99.1	Press Release of Ocugen, Inc. dated May 14, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCUGEN, INC.

Date: May 14, 2026	By:	/s/ Shankar Musunuri
Name: Shankar Musunuri
Title: Chairman, Chief Executive Officer, & Co-Founder

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